EXHIBIT 10.9

                  PRODUCTION AND STUDIO FACILITY AGREEMENT


THIS AGREEMENT is made and entered into as of February 21, 2003 by and between Vega 7 Entertainment ("Producer"), 9601 Wilshire Blvd., Suite 1109, Beverly Hills, CA. 90210 and RadioTV Network, Inc ("RTV"), 5670 Wilshire Blvd., Suite 1300, Los Angeles, CA. 90036.

WHEREAS RTV has the exclusive rights to produce and distribute the television adaptation of "The Kidd Kraddick Radio Show" ("Program"), and

WHEREAS Producer is an experienced television line producer and television facility entity;

NOW THEREFORE, the parties do hereby agree as follows:

1. PRODUCTION FACILITY. Producer shall supervise, coordinate and generally contract the construction, installation and implementation of a fully operational, first class, digital television facility ("Studio"), adjacent to the main radio broadcast booth at the KISS - FM radio station in Dallas, of a quality and function suitable to produce, record and broadcast the Program. The Studio shall minimally include four (4) Panasonic 55 Digital cameras with robotic "heads", a Sony switcher and four (4) monitors, an Avid editing system, a portable digital camera and any and all necessary production equipment, operational features, cable, wiring and installed fixtures as is more fully described in Exhibit "A'.

2. PRODUCTION SERVICES. In addition to the Studio construction services described above, Producer shall also provide the necessary production personnel and staff required to produce the Program for its initial three (3) weeks of pre-production and initial four (4) weeks of production, on exact dates to be determined by the parties, but in no event to commence later than October 1, 2003. Producer shall minimally provide the services of Producer, Line Producer, Director, Technical Director, two (2) Editors, two (2) Production Assistants and make up and hair personnel, all subject to the direction and approval of RTV in advance.

3. PRODUCTION. Producer shall produce the Program at the direction of RTV and on a timetable as more fully described herein. RTV shall be the sole owner and copyright holder in and to the Program.

4. CONSIDERATION. In consideration for the Production Facility, Studio and initial Production Services described in paragraphs 1, 2 and 3 above, RTV shall pay to Producer the total, fixed consideration of $162,000 payable at; $54,000 on or before March 1, 2003; $54,000 upon commencement of Studio construction but in no event later than August 1, 2003 and $54,000 upon completion of the Studio construction.

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5.       CONTINGENT CONSIDERATION. As contingent consideration, Producer shall be entitled to receive an amount equal to 5% of any and all "Net Receipts" derived by RTV from its exploitation of the Program(s) produced by Producer. For the purposes of this Agreement, Net Receipts shall be deemed to mean all of those funds actually collected by RTV from the exploitation of the Program(s) after fully deducting all of RTV's actual costs of developing, financing, producing and distributing the Program(s). RTV shall provide semi-annual reports to Producer showing the amount of Net Receipts earned in any period in which Net Receipts are received.

6. TERMINATION/EXTENSION. RTV may terminate this Agreement at any time by giving five (5) days notice to Producer at the address listed above. In the event that RTV terminates the Agreement prior to June 1, 2003, Producer shall refund to RTV all of the consideration advanced, except for the amount of $10,000. In the event that RTV terminates the Agreement after June 1, 2003 but prior to July 1, 2003. Producer shall refund all of the consideration advanced except for $20,000. In the event that RTV terminates the Agreement after July 1, 2003, Producer shall only refund any unused portion of the consideration advanced, plus $10,000. RTV shall have the right but not the obligation to extend the Production Services portion of this Agreement, at the same rates, for an additional one (1) year period, upon reasonable notice to Producer.

7. CREDIT/INSURANCE. Producer shall be entitled to a production credit of "Produced By" in the main titles of all Programs produced by Producer. Producer agrees to maintain all proper production insurance, inclusive of E & O insurance, while Producer is producing the Program.

8. REPRESENTATION AND WARRANTIES. Both parties hereby represent and warrant that they have the full right, authority and ability to perform under this Agreement and Producer represents and warrants it has the ability to provide the equipment and render all services contemplated under this Agreement.

The above named parties have executed this Production and Studio Facility Agreement as of the date first above written.



By /s/ T. Joseph Coleman                        By /s/ Michael Nelson
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   RadioTV Network, Inc.                           Vega 7 Entertainment

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